UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   -----------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): July 10, 2006


                         AFFINITY TECHNOLOGY GROUP, INC.
           ----------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

    Delaware                       0-28152                       57-0991269
---------------                ---------------                 --------------
(State or Other                  (Commission                    (IRS Employer
Jurisdiction of                   File Number)               Identification No.)
Incorporation)


                              8807-A Two Notch Road
                         Columbia, South Carolina 29223
               -------------------------------------------------
               (Address of Principal Executive Offices)(Zip Code)

       Registrant's telephone number, including area code: (803) 758-2511
                                                           --------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     |_| Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
         (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                Section 1 - Registrant's Business and Operations

Item 1.01.        Entry into a Material Definitive Agreement.

     (a) On July 10, 2006, Affinity Technology Group, Inc., a Delaware corporation ("Affinity"), entered into a letter agreement (the "MK Letter Agreement") with Morgan Keegan & Company ("Morgan Keegan") under which Affinity has engaged Morgan Keegan to act as its exclusive financial advisor to assist Affinity in raising capital and with Affinity's patent licensing program and strategic and financial alternatives. The MK Letter Agreement has an initial term of two years, subject to automatic extension unless either party determines otherwise. Services to be provided by Morgan Keegan under the agreement may include assisting Affinity in strategic planning, assessing capital markets relative to Affinity, securing additional equity and/or debt capital and, if requested by Affinity, assisting Affinity in its analysis and consideration of the financial aspects of potential strategic transactions. Under the MK Letter
Agreement:

          -- Affinity has issued to Morgan Keegan, an advisory fee, a warrant with a five-year term to purchase 2,500,000 shares of Affinity's common stock for $0.50 per share. Affinity will be required to register the shares of common stock covered by the warrant for resale under the Securities Act of 1933, as amended, if Affinity receives additional capital or patent licensing fees of $5 million.

          -- If Affinity sells debt or equity securities in an amount in excess of $5,000,000, Affinity has agreed to pay Morgan Keegan an additional cash placement fee equal to 5% of the amount of any equity financing, 3% of the amount of any mezzanine financing, and 1% of the amount of any senior debt financing, subject to certain exceptions. However, Affinity will not be required to pay Morgan Keegan any additional cash placement fee on the sale of additional convertible notes.

          -- If Affinity decides to pursue the sale of the company, Morgan Keegan has agreed to represent Affinity, and Affinity has agreed to pay Morgan Keegan a transaction fee equal to 2% of the aggregate consideration received in the transaction.

          -- If Affinity decides to pursue an acquisition of another company, Morgan Keegan has agreed to represent Affinity in the transaction, and Affinity has agreed to pay Morgan Keegan a transaction fee equal to 2% of the aggregate consideration paid by Affinity.

          -- Affinity has agreed to indemnify Morgan Keegan and its directors, officers, employees and agents for all losses, claims, damages, liabilities and expenses incurred in connection with its services to Affinity under the agreement, subject to certain exceptions.


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

     In addition, decisioning.com, Inc., a Delaware corporation and a wholly-owned subsidiary of Affinity ("decisioning.com"), currently is a party to a Legal Representation Agreement, dated as of May 27, 2003 (the "Legal Representation Agreement"), between decisioning.com and Withrow & Terranova, PLLC ("W&T"), pursuant to which decisioning.com has engaged W&T on an exclusive basis to represent decisioning.com in connection with licensing and enforcing its patents. A copy of the Legal Representation Agreement has been filed by Affinity as Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003.

     On July 10, 2006, Affinity, decisioning.com and W&T mutually entered into an Amended and Restated Legal Representation Agreement (the "Amended W&T Agreement"), among other things, to acknowledge and consent to decisioning.com's engagement of McBride Law, PC (the "McBride Firm") to assist decisioning.com and W&T in connection with the solicitation, negotiation and execution of patent agreements and patent litigation. Concurrently on July 10, 2006, Affinity, decisioning.com and the McBride Firm entered into a separate Engagement Agreement (the "McBride Engagement Agreement"), pursuant to which Affinity and decisioning.com engaged the McBride Firm to assist decisioning.com and W&T in connection with the solicitation, negotiation and execution of patent agreements and patent litigation. Pursuant to the Amended W&T Agreement and the McBride Engagement Agreement:

          -- decisioning.com has agreed to pay W&T and the McBride Firm a fee equal to 19% and 6%, respectively, of all amounts paid as damages, in settlement, or licensing by any parties against whom decisioning.com has commenced litigation. Formerly, under the Legal Representation Agreement, decisioning.com was obligated to pay 25% of such amounts entirely to W&T.

          -- decisioning.com has agreed to pay W&T and the McBride Firm 19% and 6%, respectively, of all other revenues ("Licensing Revenues") received by decisioning.com pursuant to any patent agreements other than those entered into as a result of litigation, provided that such amounts will be reduced as follows:


                                             Percentage         Percentage
                  Cumulative                 Fee Payable      Fee Payable to
              Licensing Revenues               to W&T          McBride Firm
              ------------------             -----------      --------------

        < $100 million                           19%                6%

        $100 million to < $200 million           15%                6%

        $200 million to < $300 million           11%                6%

        $300 million to < $400 million            7%                6%

        $400 million to < $500 million          4.5%              4.5%

        $500 million or more                    2.5%              2.5%


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


               decisioning.com is obligated to pay the same percentage fee to W&T and the McBride Firm if Affinity sells one or more of its patents, directly or indirectly through the sale of Affinity or decisioning.com. In such a transaction, the percentages set forth above will be applied to the sales price as if the sales price were Licensing Revenues. Under the Legal Representation Agreement, decisioning.com previously was obligated to pay 25% of all licensing revenues and the sale price for patents sold entirely to W&T.

          -- decisioning.com has agreed to pay W&T and the McBride Firm 50% of their billing rates for services rendered under the new agreements.

          -- W&T and the McBride Firm are not obligated to undertake more than seven patent lawsuits on behalf of decisioning.com at one time. This number will be reduced to five if the engagement of either firm is terminated.

          -- Affinity and decisioning.com are jointly and severally liable for all obligations under the new agreements.

     The MK Letter Agreement, Amended W&T Agreement and McBride Engagement Agreement are filed as Exhibits 10.1, 10.2 and 10.3 to this report and are hereby incorporated by reference herein.


                   Section 3 - Securities and Trading Markets

Item 3.02.        Unregistered Sales of Equity Securities.

     In connection with the execution of the letter agreement with Morgan Keegan (see Item 1.01 of this Report), Affinity issued to Morgan Keegan, as an advisory fee, a warrant with a five-year term to acquire 2,500,000 shares of common stock, par value $.0001 per share, of Affinity for $0.50 per share. The warrant was issued in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") pursuant to Section 4(2) of the Securities Act.


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

                  Section 9 - Financial Statements and Exhibits

Item 9.01.        Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1 Letter Agreement, dated July 10, 2006, between Affinity Technology Group, Inc. and Morgan Keegan & Company

Exhibit 10.2 Amended and Restated Legal Representation Agreement, dated July 10, 2006, among Affinity Technology Group, Inc., decisioning.com, Inc. and Withrow & Terranova, PLLC

Exhibit 10.3 Engagement Agreement, dated July 10, 2006, among Affinity Technology Group, Inc., decisioning.com, Inc. and McBride Law, PC


                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            AFFINITY TECHNOLOGY GROUP, INC.
                                            (Registrant)


Date:  July 14, 2006                  By:  /s/ Joseph A. Boyle
                                           -------------------------------------
                                           Joseph A. Boyle
                                           President and Chief Executive Officer


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

                                  EXHIBIT INDEX


Exhibit 10.1 Letter Agreement, dated July 10, 2006, between Affinity Technology Group, Inc. and Morgan Keegan & Company

Exhibit 10.2 Amended and Restated Legal Representation Agreement, dated July 10, 2006, among Affinity Technology Group, Inc., decisioning.com, Inc. and Withrow & Terranova, PLLC

Exhibit 10.3 Engagement Agreement, dated July 10, 2006, among Affinity Technology Group, Inc., decisioning.com, Inc. and McBride Law, PC


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